UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2005

Columbia Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-24302	52-1545782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7168 Columbia Gateway Drive, Columbia, Maryland	21046
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 423-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 26, 2005, Columbia Bancorp (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Fulton Financial Corporation (“Fulton”). Pursuant to the Merger Agreement, the Company will merge (the “Merger”) with and into Fulton, with Fulton surviving, and all of the outstanding shares of common stock of the Company (“Company Common Stock”) will be converted into the right to receive shares of common stock of Fulton (“Fulton Common Stock”), cash, or a combination of both. Following the Merger, the Company’s wholly-owned banking subsidiary, The Columbia Bank, a Maryland corporation (the “Bank”) and certain other subsidiaries of the Company and the Bank will continue operations as subsidiaries of Fulton.

Under the terms of the Merger Agreement, each share of Company Common Stock will be, at the Effective Time (as defined in the Merger Agreement) of the Merger and at the election of the holder exchanged for (i) 2.325 shares of Fulton Common Stock; (ii) cash of $42.48; or (iii) a combination of (i) and (ii). This election is subject to proration so that, in the aggregate, a minimum of 20% and a maximum of 50% of total consideration for the shares of Company Common Stock will be paid in cash.

In addition, each option to acquire shares of Company Common Stock which is outstanding at the Effective Time will be, at the election of the holder (i) exchanged for cash in an amount equal to the number of shares of Columbia Common Stock covered by the option multiplied by the excess, if any, of $42.48 over the exercise price per share, or (ii) be assumed by Fulton through the grant of an option to acquire shares of Fulton Common Stock. Absent the election of a holder of the option, the option will be converted into the right to receive cash in accordance with clause (ii) of this paragraph.

Completion of the Merger is subject to customary conditions, including, among others, the approval of the Merger by applicable bank regulatory authorities and the approval of the Merger and the Merger Agreement by the stockholders of the Company. In connection with the execution and delivery of the Merger Agreement, the Company issued Fulton a warrant to acquire up to 1,881,809 shares (subject to adjustment) of Company Common Stock at an exercise price of $37.26 per share, such warrant to be exercisable only upon the occurrence of certain events.

Directors and executive officers of the Company holding 1,291,853 shares of Company Common Stock have agreed to vote their shares in favor of the Merger pursuant to individual stockholder voting agreements.

Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the Merger will be consummated in the first quarter of 2006.

A copy of the Merger Agreement, the Warrant Agreement, the Warrant and the form of Stockholder Voting Agreement are attached as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K. A copy of the press release announcing the execution of the Merger Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 26, 2005, and in connection with the execution and delivery of the Merger Agreement, the Company, the Bank and Fulton entered into employment agreements with John M. Bond, Jr. and John A. Scaldara, Jr. (each, an “Executive”). The employment agreements become effective on the Effective Date and, until effective, the Executives remain subject to existing employment agreements with the Company (each, an “Existing Agreement”). Mr. Bond will be Chairman and Chief Executive Officer of the Bank and Mr. Scaldara will be President and Chief Operating Officer of the Bank. Each will be entitled to an annual base salary and to participate in the Bank’s incentive compensation plans. The Bank has also agreed to pay the Executive a portion of the change in control payment that the Executive would otherwise have been entitled to receive under his Existing Agreement with the Bank, with half of this amount payable on the Effective Date and half payable six months thereafter. If the Bank terminates the Executive’s employment without Cause (as defined in the employment agreement) or if the Executive terminates his employment for Good Reason (as defined in the employment agreement), the Executive will be entitled to receive his base salary and incentive compensation for a period of three years and to receive all employee benefits that he was receiving prior to termination of employment during such three year period, subject to certain minimum payment amounts and, in the case of Mr. Scaldara, excise tax gross-up payments, if applicable, if the termination occurred in connection with a subsequent change in control (as defined in the employment agreement). In addition, upon a Change in Control, all option grants and shares of restricted stock held by the Executive shall immediately become fully vested and exercisable. Each Executive will be subject to certain confidentiality and non-competition and non-solicitation provisions.

Mr. Bond is expected to serve as a director of Fulton after the Merger.

A copy of the employment agreement of each of the above named officers is attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 26, 2005, the Company’s Board of Directors amended Article VIII, Section 8.09 of the Company’s 2004 Amended, Corrected and Restated By-laws (the “Bylaws”) to exempt certain acquisitions of shares of stock of the Company by Fulton from the Maryland Control Share Acquisition Act. A copy of the amendment to Company’s Bylaws is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated July 26, 2005

3.1	Amendment to Bylaws

10.1	Warrant Agreement, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp

10.2	Warrant, dated July 26, 2005

10.3	Form of Stockholder Voting Agreement

10.4	Employment Agreement between Columbia Bank, Fulton Financial Corporation and John M. Bond, Jr., dated July 26, 2005

10.5	Employment Agreement between Columbia Bank, Fulton Financial Corporation and John A. Scaldara, Jr., dated July 26, 2005

99.1	Press Release issued July 26, 2005

[Signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP

/s/ John M. Bond, Jr.
Name:	John M. Bond, Jr.
Title:	Chairman of the Board of Directors and Chief Executive Officer

Date: July 28, 2005

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated July 26, 2005

3.1	Amendment to Bylaws

10.1	Warrant Agreement, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp

10.2	Warrant, dated July 26, 2005

10.3	Form of Stockholder Voting Agreement

10.4	Employment Agreement between Columbia Bank, Fulton Financial Corporation and John M. Bond, Jr., dated July 26, 2005

10.5	Employment Agreement between Columbia Bank, Fulton Financial Corporation and John A. Scaldara, Jr., dated July 26, 2005

99.1	Press Release issued July 26, 2005